Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 4, 2004 relating to the financial statements and financial statement schedules, which appears in Redwood Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading of “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

     San Francisco, California
     January 28, 2005